Exhibit 99.1

Investors & Media:

Jonathan Lock & Ryan Rendino

(630) 824-1907

SUNCOKE ENERGY, INC. ANNOUNCES REDEMPTION OF 7.625%

SENIOR NOTES DUE 2019

Lisle, Ill. (December 11, 2017) – SunCoke Energy, Inc. (NYSE: SXC) announced today that it will redeem all of its outstanding 7.625% Senior Notes due 2019 (the “2019 Notes”). The aggregate principal amount outstanding of the 2019 Notes is $44,600,000. The redemption price for the 2019 Notes will be equal to 100.000% of the principal amount of the 2019 Notes to be redeemed, plus accrued and unpaid interest up to, but not including, the redemption date, for a total payment to holders of the 2019 Notes of approximately $46,111,444 in the aggregate. The redemption of the 2019 Notes is expected to occur on January 11, 2018. SXC intends to fund the redemption with an incurrence of incremental term loans in the aggregate principal amount of $45,000,000 maturing on May 24, 2022, under SXC’s existing Amended and Restated Credit Agreement, dated as of May 24, 2017, with Bank of America, N.A. as the administrative agent and the lenders and other parties party thereto. On and after the redemption date, the 2019 Notes will no longer be deemed outstanding, interest will cease to accrue thereon and all rights of the holders of the 2019 Notes will cease, except for the right to receive the redemption price. The Bank of New York Mellon Trust Company is the trustee for the 2019 Notes and is serving as the paying agent for this transaction.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements include all statements that are not historical facts and may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SXC) that could cause actual results to differ materially.

Such risks and uncertainties include, but are not limited to domestic and international economic, political, business, operational, competitive, regulatory and/or market factors affecting SXC, as well as uncertainties related to: pending or future litigation, legislation or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to SXC; and changes in tax, environmental and other laws and regulations applicable to SXC’s businesses.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SXC management, and upon assumptions by SXC concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SXC does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, SXC has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SXC. For information concerning these factors, see SXC’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

ABOUT SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. (NYSE: SXC) and its sponsored master limited partnership subsidiary, SunCoke Energy Partners, L.P. (NYSE: SXCP), supply high-quality coke used in the blast furnace production of steel, under long-term, take-or-pay contracts that pass through commodity and certain operating costs to customers. We utilize an innovative heat-recovery technology that captures excess heat for steam or electrical power generation. Our cokemaking facilities are located in Illinois, Indiana, Ohio, Virginia, Brazil and India. We have more than 50 years of cokemaking experience serving the integrated steel industry. Through SXCP, we provide export and domestic coal handling services to the coke, coal, steel and power industries. Our coal handling terminals have the collective capacity to blend and transload more than 35 million tons of coal each year and are strategically located to reach Gulf Coast, East Coast, Great Lakes and international ports. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

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